Exhibit 4.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made as of May 1, 2015 (the ''Effective Date") by and between GUARDION HEALTH SCIENCES, LLC, a California limited liability company, having an address at 15150 Avenue of Science, Suite 200, San Diego, California 92128 (the "Company") and EDWARD B. GRIER III (the "Lender").

WHEREAS, the Lender intends to provide consideration to the Company in the amount of a loan in the principal amount of $500,000 (the "Consideration"); and

WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes convertible into the Company's equity interests.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

l.             Amount and Terms of the Note.

1.1           Issuance of Note. In return for the Consideration paid by the Lender, the Company shall sell and issue to such Lender a convertible promissory note with a principal balance equal to the Consideration, substantially in the form set forth in Exhibit A annexed hereto (the "Note"). All capitalized terms not defined herein shall have the meaning set forth in the Note.

1.2           Right to Convert Note. The Note is convertible into Equity Interests (as defined in the Note) of the Company pursuant to the terms set forth in the Note.

2.           Closing. The closing (the "Closing") of the purchase of the Note in return for the Consideration shall take place at the offices of Davidoff Hutcher & Citron LLP, at 10 A.M. on the Effective Date, or such other place as may be mutually agreed by the Company and the Lender. At the Closing, the Lender shall deliver the Consideration to the Company in immediately available funds and the Company shall deliver to the Lender an original executed Note in return for the Consideration provided to the Company.

3.           Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

3.1           Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2           Authorization. All Company action has been taken on the part of the Company, its officers, directors, members, and managers necessary for the authorization, execution and delivery of this Agreement and the Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Note, the valid and enforceable obligations they purport to be.

3.3           Consents. No consent, approval, authorization or order of any court, govern mental agency or body or arbitrator having jurisdiction over the Company, or over any of its affiliates, FINRA, Nasdaq, the OTC Bulletin Board nor the Company's equity holders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto.

3.4           No Violation or Conflict. Neither the execution and delivery of this Agreement nor the issuance and sale of the Note and underlying Equity Interests (collectively, the "Securities") nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company or any of its affiliates relating thereto by the Company or any of its affiliates will: violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the articles of organization or operating agreement of the Company or any of its affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party. Under this Agreement, an "affiliate" of the Company shall include any person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company, and shall specifically include Guardian Health Sciences, LLC or any other successor in the interest to the Company by merger, reverse merger, or otherwise.

3.5           Securities. Any securities issuable upon conversion of the Note will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws; will be duly and validly authorized and issued on the date of issuance, fully paid; and will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

3.6           Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or the Note, or otherwise affect the execution by the Company or the performance by the Company or any of its affiliates of its obligations under this Agreement, and all other agreements entered into by the Company or any of its affiliates relating hereto.

3.7           No General Solicitation. Neither the Company, nor any of its affiliates, nor to the Company's knowledge, any person acting on its or their behalf, has, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Note or any Securities issuable thereunder to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates will take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption.

4.          Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

4.1           Authorization. This Agreement constitutes such Lender's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Lender represents that he has full power and authority to enter into this Agreement.

4.2           Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with Lender in reliance upon the Lender's representation to the Company that the Note and any Securities issuable thereunder will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

4.3           Disclosure of Information. The Lender acknowledges that he has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Lender further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

4.4           Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

4.5           Questionnaire. The Lender has completed the Questionnaire annexed hereto as Exhibit B and has delivered it herewith and represents and warrants that it is accurate and true in all respects and that it accurately and completely sets forth the financial condition of the Lender on the date hereof. The Lender has no reason to expect there will be any material adverse change in its financial condition.

4.6           Accredited Investor. The Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, of the Securities and Exchange Commission (the "SEC"), as presently in effect.

4.7           Restricted Securities. The Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Lender represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale l imitations imposed thereby and by the Act. Upon conversion of the Note, the Borrower shall comply in all respects with its reporting and filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act") that are applicable to an issuer with a class of shares registered pursuant to either Section 15(d) or 12(g) of the Exchange Act, as applicable in order to enable holder to effect sales of the Securities under Rule 144. The Company will use its best efforts to not take any action or file any document (whether or not permitted by the Exchange Act or the Securities Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the acts until the resale of the Securities.

4.8           Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Lender further agrees not to make any disposition of all or any portion of the Securities unless:

(a)          There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)           The proposed disposition is exempt from registration under the Securities Act; or

(c)           The disposition is to a trust or other estate planning vehicle for the benefit of Lender or members of his immediate family, or is made pursuant to Lender's will, subject to applicable securities laws.

4.9           Legends. It is understood that the Securities may bear the following legend, or a legend with text similar to the following:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

4.10         Anti-Money Laundering Regulations. The Lender hereby acknowledges that the Company's intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act"). In furtherance of such efforts, Lender hereby represents, covenants, and agrees that, to the best of Lender's knowledge, based on reasonable investigation:

(a)          None of the Consideration or any other investment in the Company shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)          To the extent within Lender's control, none of Lender's investment in the Company will cause the Company or any of its personnel to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder.

(c)          When requested by the Company, the Lender will provide any and all additional information deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities.

5.           Defaults and Remedies.

5.1           Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a)          The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note when due;

(b)          The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(c)          Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(d)          Any other Event of Default under the terms of the Note.

5.2            Remedies. Upon the occurrence of an Event of Default under Section 5.1 hereof, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on such Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise. Notwithstanding the foregoing, upon an Event of Default, Lender shall have the right, but not the obligation, to receive Equity Interests in exchange for outstanding debt and equity in lieu of any other of its remedies upon an Event of Default. If Lender chooses to receive Equity Interests upon an Event of Default, Lender shall waive any other rights or remedies under the Note.

6.           Miscellaneous.

6.1           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Lender. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2           Governing Law. This Agreement and the Note shall be governed by and construed under the laws of the State of California, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the San Diego, California.

6.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Reproductions (facsimile, photographic, pdf, or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

6.4           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid , or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. AH communications shall be sent to the respective parties at the addresses set forth in the Preamble (or at such other addresses as shall be specified by notice given in accordance with this Section 6.5), with a copy to Elliot Lutzker, Esq., Davidoff Hutcher & Citron LLP, 605 Third Avenue, 34th Floor, New York, New York 10158, Facsimile (212) 286-1884.

6.5           Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled

6.6           Entire Agreement; Amendments and Waivers. This Agreement and the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section 6.6 shall be binding upon each party to this Agreement and any holder of the Note purchased under this Agreement at the time outstanding and each future holder of the Note.

6.7           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.8           Exculpation among Lender. The Lender acknowledges that it is not relying upon any person, firm, corporation, member, or manager, other than the Company and its officers and members in their capacities as such, in making its investment or decision to invest in the Company.

6.9           Further Assurance. From time to time, the Company shall execute and deliver to the Lender such additional documents and shall provide such additional information to the Lender as he may reasonably require to carry out the terms of this Agreement and the Note and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

GUARDION HEALTH SCIENCES, LLC

By:

Name: Michael Favish
Title: Chief Executive Officer and Manager

LENDER:

Edward Grier